Integrated Electrical Services, Inc.

1st Quarter Results

February 10, 2010



Michael J. Caliel, President & CEO
Randy Guba, EVP, CFO
Ken Dennard, DRG&E

IES We power progress

Safe Harbor

- *Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company's ability to generate sales and operating income; potential defaults under credit facility and term loan; cross defaults under surety agreements; potential depression of stock price triggered by the potential sale of controlling interest or the entire company as a result of controlling stockholder's decision to pursue a disposition of its interest in the company; fluctuations in operating results because of downturns in levels of construction; delayed project start dates and project cancellations resulting from adverse credit and capital market conditions that affect the cost and availability of construction financing; delayed payments resulting from financial and credit difficulties affecting customers and owners; inability to collect moneys owed because of the depressed value of projects and the ineffectiveness of liens; inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry, both from third parties and former employees; weather related delays; accidents resulting from the physical hazards associated with the Company's work; difficulty in reducing SG&A to match lowered revenues; loss of key personnel; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures and centralization of back office functions; and failure to recognize revenue from work that is yet to be performed on uncompleted contracts and/or from work that has been contracted but not started due to changes in contractual commitments.*
- *You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company's annual report on Form 10-K for the year ended September 30, 2009, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.*
- *Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.*
- *General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.*

Q1 Highlights

- Construction markets remain extremely challenging, resulting in lower revenues
- Focused on cost control, execution, and winning business
- Restructuring programs essentially complete – SG&A reduced from $138MM to $85MM
- Gross margin improved 40 bps
- SG&A below targeted run rate for fiscal year
- Backlog essentially flat versus last quarter
- Disciplined business development approach to manage profitability and credit risk of new business

Financial Highlights

($ Thousands)

	Three Months Ended December 31 2009	2008	Variance %
Revenue	120,248	173,107	(30.5%)
Gross Profit	19,921	27,977	(28.8%)
%	*16.6%*	*16.2%*	
Selling, General, and Administrative Expenses	19,267	28,869	33.3%
%	*16.0%*	*16.7%*	
Restructuring Expenses	698	483	
Operating Income	21	(1,272)	101.7%
%	*0.0%*	*(0.7%)*	
Net Income	(805)	(1,166)	31.0%
Diluted Earnings per Common Share	($0.06)	($0.08)	25.0%

Commercial & Industrial

($ Thousands)

	Three Months Ended December 31 2009	2008	Variance %
Revenue	91,256	127,741	(28.6%)
Gross Profit	13,077	17,751	(26.3%)
%	*14.3%*	*13.9%*	
SG&A Expenses	9,843	15,060	34.6%
%	*10.8%*	*11.8%*	
Restructuring	716	419	
Operating Income	2,581	2,389	8.0%
%	*2.8%*	*1.9%*	

- Revenue decreased $36.5MM, driven by project delays, cancellations and general economic conditions
- Gross Profit rate improved 40 bps from improved project execution
- SG&A down $5.2MM from cost reduction programs

Residential

($ Thousands)

	Three Months Ended December 31 2009	2008	Variance %
Revenue	28,992	45,366	(36.1%)
Gross Profit	6,844	10,226	(33.1%)
%	*23.6%*	*22.5%*	
SG&A Expenses	6,023	9,677	37.8%
%	*20.8%*	*21.3%*	
Restructuring	0	64	
Operating Income	823	471	74.7%
%	*2.8%*	*1.0%*	

- Revenue decreased $16.4MM from reduced building activity, adverse weather conditions and pricing pressure
- Gross Profit rate improved 110 bps from improved project execution
- SG&A down $3.7MM from cost reduction programs

Backlog


($ Millions)
319
297
289
241
237
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09

- Backlog essentially flat versus Q4 2009
- 26% decrease versus Q1 2009 as a result of market pressures, project deferrals, and project selectivity

IES

Q1 Balance Sheet Highlights

($ Thousands)

	12/31/2009	9/30/2009
Cash	55,795	64,174
Current Assets	200,869	221,270
Current Liabilities	78,774	99,706
Working Capital	122,095	121,564
Total Debt	28,634	28,687
Total Equity	131,968	132,548
Backlog	236,835	240,548

Summary

- Construction markets remain extremely challenging
- Disciplined business development approach to manage profitability and credit risk of new business
- Continue to aggressively manage costs – on pace to beat $85-90MM SG&A target
- Poised to capitalize on growing renewable energy markets
- Industry leading safety performance
- Restructuring program and cost reductions create significant operating leverage as market recovers